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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                JANUARY 19, 2001

                        THE OFFICIAL INFORMATION COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


DELAWARE                                 1-10263                 73-1341805
(STATE OR OTHER JURISDICTION OF        (COMMISSION            (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)         FILE NUMBER)          IDENTIFICATION NO.)


250 West 57th Street, Suite 2421, New York, New York                   10019
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                             (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 247-5160



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ITEM 5. OTHER EVENTS

         Effective as of January 19, 2001, the Company acquired, through TOIC Holdings, LLC, 6,133,590 Class B LLC Units (representing approximately 20% of the outstanding equity) and certain warrants of ExpoExchange, LLC (ExpoExchange) from Third Millennium Communications, Inc. (3MC), in consideration for the payment of $15.5 million and the granting of a right to receive a portion of certain contingent payments in the event that ExpoExchange is sold under certain circumstances. The Company increased its credit line to $40 million under its Credit Agreement with First Union National Bank and obtained the funds for this acquisition from the expanded credit facility under the Credit Agreement.

         In addition, in a separate transaction, the Company sold its equity interest in 3MC for $500,000.



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                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:      February 6, 2001




                                           THE OFFICIAL INFORMATION COMPANY


                                        By /s/  Ian L.M. Thomas
                                          --------------------------------------
                                           IAN L. M. THOMAS
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER